Exhibit 99.1

       Fourth Quarter 2019 Investor Presentation

 2  sensient.com  FORWARD-LOOKING STATEMENTS  This document contains forward-looking statements that reflect management’s current assumptions and estimates of future economic circumstances, industry conditions, Company performance, and financial results. Forward-looking statements include statements in the future tense, statements referring to any period after December 31, 2019, and statements including the terms “expect,” “believe,” “anticipate,” and other similar terms that express expectations as to future events or conditions. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for such forward-looking statements. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors that could cause actual events to differ materially from those expressed in those statements. A variety of factors could cause the Company’s actual results and experience to differ materially from the anticipated results. These factors and assumptions include the pace and nature of new product introductions by the Company and the Company’s customers; our ability to anticipate and respond to changing consumer preferences and changing technologies; the Company’s ability to successfully implement its growth strategies; the outcome of the Company’s various productivity- improvement and cost-reduction efforts and acquisition and divestiture activities; the success of the Company’s efforts to explore strategic alternatives for certain non-core product lines; the effectiveness of the Company’s past restructuring activities; changes in costs of raw materials, including energy; industry, regulatory, legal, and economic factors related to the Company’s domestic and international business; the effects of tariffs, trade barriers, and disputes; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors; currency exchange rate fluctuations; and the matters discussed in our most recent Annual Report on Form 10-K under the heading “Risk Factors” and under Part II, including the critical accounting policies set forth under the heading “CRITICAL ACCOUNTING POLICIES” within “Management’s Discussion and Analysis of Financial Condition and Results of Operation.” Except to the extent required by applicable law, the Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

 3  sensient.com  NON-GAAP FINANCIAL MEASURES  Within this document, the Company reports certain non-GAAP financial measures, including: (1) adjusted operating income, adjusted net earnings, and adjusted diluted EPS (which exclude divestiture & other related costs and the impacts of the Tax Cuts and Jobs Act (2017 Tax Legislation)), (2) adjusted EBITDA (which excludes non-cash stock based compensation expense), and (3) percentage changes in revenue, operating income, diluted EPS, adjusted operating income, adjusted diluted EPS, and adjusted EBITDA on a local currency basis (which eliminate the effects that result from translating its international operations into U.S. dollars). The Company has included each of these non-GAAP measures in order to provide additional information regarding our underlying operating results and comparable year-over-year performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. These non-GAAP measures should not be considered in isolation. Rather, they should be considered together with GAAP measures and the rest of the information included in this report. Management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period-to-period basis and to gain additional insight into underlying operating and performance trends. The Company believes this information can be beneficial to investors for these same purposes. These non-GAAP measures may not be comparable to similarly titled measures used by other companies. Refer to “Non-GAAP” Financial Measures” at the end of this document for reconciliations and additional information.

 4      sensient.com  Over 135 years of Industry Leadership  Established in 1882 as Meadow Springs DistilleryEvolved into Universal Foods as a diversified food and ingredients companyName changed to Sensient Technologies Corporation in 2000Today, we are a provider of advanced technologies, serving markets with strong growth profiles through delivery of customized solutions for food and beverages, cosmetics, pharmaceuticals, household care, and other applications.

 5      sensient.com  Innovative Technologies Creating Unique Solutions  Applications expertise and solutions-based sellingHigh impact relative to costTechnically-driven products that are difficult to replace Strong consumer trendsOpportunities to grow organically and through M&A

 6      sensient.com  Focusing our portfolio and strengthening our commitment to the end markets  Investing in core focus areas of Flavors and Extracts, NaturalIngredients, Food and Pharmaceutical Colors, and CosmeticDivesting non-core product lines (inks, fragrances, and fruitprep product lines) where Sensient lacks scale to competeThe sale of these product lines solidifies our focus on core strategic businesses and improves the Company’s future growth profile

                           7  sensient.com          Global Revenue by Group  * 2019 Global Revenues include intercompany sales which are eliminated on a consolidated basis.  Color Group2019 Revenue: $535MCore Areas of Focus: Food and Pharmaceutical Colors and CosmeticFlavors and Fragrances Group2019 Revenue: $700MCore Areas of Focus: Flavors and Extracts, Natural Ingredients and Other Flavor Ingredients,Asia Pacific Group2019 Revenue: $118MCore Areas of Focus: Flavors and Colors for food and beverage

                           8  sensient.com          Global market leaderNatural color innovatorUnmatched innovation & applications expertise    Color Group

Color Overview



2019 Revenue $535 Million	Main Products	Revenue Targeted for Divestiture
Food Colors 57% of Segment YTD Change: +3% Q4 Change: +2%	Synthetic Colors Natural Colors Coloring Foodstuffs	No impact from divestitures
Pharmaceutical 6% of Segment YTD Change: +17% Q4 Change: +18%	Colors Coatings Flavors Flavor Masking	No impact from divestitures
Cosmetic 26% of Segment YTD Change: -7% Q4 Change: -1%	Pigments & Dispersions Formulation Aids Hair Color & Care Texturizing Agents Active Ingredients	No impact from divestitures
Inks and Industrial 11% of Segment YTD Change: -12% Q4 Change: -17%	Inkjet inks Pigments Dyes Other Industrial Colorants	~35 Million of inkjet ink revenue with: Double-digit negative growth rate in 2019 Declining margin profile

* Percent changes presented on a local-currency basis. Local-currency revenue is a Non-GAAP metric, please see our GAAP to Non-GAAP Reconciliation at the end of this document for Group results.

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 10    sensient.com  Flavors and Fragrances Group  Broad product offeringUnique ability to service global, regional, and local customersLeading technology platformsUnmatched applicationsexpertise

Flavors and Fragrances Overview



2019 Revenue $700 Million	Main Products	Revenue Targeted for Divestiture
Flavors & Extracts 40% of Segment YTD Change: +6% Q4 Change: +8%	Extracts Taste Modifiers Mouthfeel Enhancers Fragrance Compounds Essential Oils Bionutrients	~$48 Million of Fragrance Compounds with: Profitability break-even or worse Low double-digit growth rate in 2019
Natural Ingredients 31% of Segment YTD Change: -5% Q4 Change: +1%	Dehydrated Garlic, Onion, Capsicum, Parsley, and other products	No material impact from divestitures
Other Flavor Ingredients 29% of Segment YTD Change: -16% Q4 Change: -20%	HVP AYE Variegates Sauces Inclusions Fruit Preparations Aroma Chemicals	~$58 Million of Aroma Chemicals and Fruit Preparation revenue with: Declining profitability Double-digit negative growth rate in 2019

** Percent changes presented on a local-currency basis. Local-currency revenue is a Non-GAAP metric, please see our GAAP to Non-GAAP Reconciliation at the end of this document for Group results.*

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 12      sensient.com    Asia Pacific Group  Sales of flavors and colors in the Asia Pacific markets are reported as a separate segment since it is managed on a geographic basisManufacturing capabilities in Australia, New Zealand, China, Japan, Philippines, Thailand, and India; R&D capabilities in Singapore, Thailand, and ChinaAnnual revenues of $118 million and operating income of $19 million in 2019Excellent long-term growth potential

2019 Q4 Highlights



Color Group saw higher sales of Food and Pharmaceutical Colors in the quarter

Overall Cosmetic sales still somewhat soft; but revenue has stabilized after more significant declines earlier in the year

Flavor and Extract sales remained strong with mid single-digit growth, offset by lower Flavor Ingredient sales

Although some market and economic conditions remain challenging, several flavor product lines are beginning to return to growth

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 14    sensient.com  2019 Q4 and Full Year Consolidated Results    Q4  Full Year  Local Currency Revenue*  (1.4%)  (2.8%)  Local Currency Adjusted Operating Income*  (30.6%)  (16.3%)  Local Currency Adjusted Diluted EPS*  (21.5%)  (14.9%)  Local Currency Adjusted EBITDA*  (23.2%)  (12.6%)  Q4: Consolidated revenue decreased due to lower sales in Flavor Ingredients, inks, and market softness in Cosmetic, partially offset by continued strong sales of natural colors, Pharmaceuticals, and Flavors and Extracts. Consolidated operating income declined on lower production and sales volumes, higher raw material costs, and customer bankruptcy charges.YTD: Consolidated revenue decreased due to lower sales in Flavor Ingredients and inks, market softness in Cosmetic, and certain regions for food and beverage colors, partially offset by continued strong sales of natural colors, Pharmaceuticals, and Flavors and Extracts. Consolidated operating income declined on lower production and sales volumes, higher raw material costs, trade and economic impacts, and customer bankruptcy charges.  * Local-currency revenue, adjusted operating income, adjusted diluted EPS, and adjusted EBITDA are Non- GAAP metrics, please see our GAAP to Non-GAAP Reconciliation at the end of this document.

 15    sensient.com  2019 Q4 and Full Year Segment Results  Local Currency Revenue*        Q4  Full Year  Color  (0.6%)  (0.7%)  Flavors & Fragrances  (3.3%)  (4.8%)  Asia Pacific  (3.7%)  (3.6%)  Color Group fourth quarter revenue decreased due to lower sales in inks and certain industrial products, partially offset by strong growth in natural colors and Pharmaceutical. Operating income declined in the fourth quarter due to lower volumes. On a full year basis, operating income was also impacted by raw material costs which moderated in the later part of the year and impacts from the trade and economic conditions.Flavors & Fragrances Group reported lower revenue in the quarter as solid sales of Flavors and Extracts were offset by lower revenue in certain ingredient product lines. Operating income was down due to lower volumes, higher raw material costs, and customer bankruptcy charges. On a full year basis, operating income was also impacted by the trade and economic conditions.  Local Currency Operating Income*        Q4  Full Year  Color  (8.8%)  (7.8%)  Flavors & Fragrances  (36.4%)  (21.8%)  Asia Pacific  (6.3%)  (10.0%)  * Local-currency revenue and operating income, are Non-GAAP metrics, please see our GAAP to Non- GAAP Reconciliation at the end of this document.

                         16    sensient.com  Capital Allocation  Prioritize ROI capital projects  Maintain dividend payout ratio  Debt reduction to maintain targetedleverage  Maintain financial flexibility to pursue M&A  Excess capital returned to shareholdersthrough opportunistic share repurchases                                                        $137  $177  $50  $87  $77  $48  $48  $50  $54  $57  $62  $79  $80  $81  $56  $51  $39  $8  $31  $25  $9  $87  $-  $50  $100  $150  $200  $250  $300  $350  2014  2015  2016  2017  2018  2019  DOLLARS IN MILLIONS        Share Repurchase    Acquisitions  Dividends    Debt Repayments  Capital Expenditures

2020 Revenue and Profit Outlook



Year-over-year revenue growth driven by:

- Investing in core areas of Food and Pharmaceutical Colors, Cosmetic, Flavors and Extracts, and Natural Ingredients
- Divesting non-core product lines where Sensient lacks scale
- Return to growth in our Cosmetic business based on normalizing markets and a broader portfolio

Profit improvement will be achieved through:

- Continued volume growth in natural colors and Flavors and Extracts
- Improving competitive landscape for savory flavors
- Improving product mix as Cosmetic returns to growth and we divest the inks, fragrances, and fruit prep product lines
- Reducing our manufacturing and administrative cost structure
- Moderating raw material cost impact

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2020 Financial Outlook



Metric	Guidance	
Diluted EPS	$1.85 to $2.15	• Includes an estimated $0.65 to $0.75 of divestiture and other related costs • Tax and non-cash based compensation headwind of approximately $0.26 and $0.12, respectively • Excludes results of operations of product lines to be divested
Adjusted Diluted EPS	$2.60 to $2.80	• Excludes divestiture and other related costs • Excludes results of operations of product lines to be divested
Adjusted Local Currency Revenue	Low to mid-single digit growth	• Excludes revenue of product lines to be divested
Adjusted Operating Income	Flat to down low-single digits	• Excludes divestiture and other related costs • Excludes results of operations of product lines to be divested
Adjusted EBITDA	Low to mid-single digit growth	• Excludes divestiture and other related costs • Excludes results of operations of product lines to be divested

The 2020 outlook, on an adjusted basis, provided above excludes the results of operations for the product lines we are planning to divest. Because it is uncertain when these divestitures will be consummated, it is difficult to predict their impact to our full year results.

For reference, the product lines identified to be divested represented approximately $140 million in 2019 annual revenue and approximately $2 million of 2019 annual operating income.

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* *Local-currency revenue, operating income, adjusted diluted EPS, and adjusted EBITDA are Non-GAAP metrics, please see our GAAP to Non-GAAP Reconciliation at the end of this document.*

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 19    sensient.com  Why Invest?    Strong competitive position‘Sticky’ business (& low portion of customer costs) Global presenceExposure to stable and growing markets Focused on improving returns and on growth

Non-GAAP Financial Measures

Non-GAAP Financial Measures

Within the following tables, the Company reports certain non-GAAP financial measures, including: (1) adjusted operating income, adjusted net earnings, and adjusted diluted EPS (which exclude divestiture & other related costs as well as the impact of the 2017 Tax Legislation) and (2) percentage changes in revenue, operating income, adjusted operating income, diluted EPS, adjusted diluted EPS, and adjusted EBITDA on a local currency basis (which eliminate the effects that result from translating its international operations into U.S. dollars).

The Company has included each of these non-GAAP measures in order to provide additional information regarding the underlying operating results and comparable period-over-period performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. These non-GAAP measures should not be considered in isolation. Rather, they should be considered together with GAAP measures and the rest of the information included in this report and the Company's SEC filings. Management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period-to-period basis and to gain additional insight into underlying operating and performance trends, and the Company believes the information can be beneficial to investors for the same purposes. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	Full Year Ended December 31, 2019	Full Year Ended December 31, 2018
Operating income (GAAP)	$ (14,466)	$ 45,252	$ 121,110	$ 203,378
Transaction related costs – Cost of products sold	10,567	-	10,567	-
Transaction related costs – Selling and administrative	35,313	-	35,313	-
Adjusted operating income	$ 31,414	$ 45,252	$ 166,990	$ 203,378
Net earnings (GAAP)	$ (16,962)	$ 32,850	$ 82,047	$ 157,360
Transaction related costs, before tax	45,880	-	45,880	-
Tax impact of transaction related costs	(2,671)	-	(2,671)	-
Impact of the 2017 Tax Legislation	-	427	-	(6,634)
Adjusted net earnings	$ 26,247	$ 33,277	$ 125,256	$ 150,726
Diluted EPS (GAAP)	$ (0.40)	$ 0.78	$ 1.94	$ 3.70
Transaction related costs, net of tax	1.02	-	1.02	-
2017 Tax Legislation	-	0.01	-	(0.16)
Adjusted diluted EPS	$ 0.62	$ 0.79	$ 2.96	$ 3.55
Average common shares outstanding:				
Diluted	42,272	42,287	42,294	42,499

EPS Calculations may not foot due to rounding differences

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2019 Results Summary

The following table summarizes the percentage change in the 2019 results compared to the 2018 results for the corresponding periods:

	Three Months Ended December 31, 2019			Twelve Months Ended December 31, 2019		
Revenue	Total	Foreign Exchange Rates	Local Currency	Total	Foreign Exchange Rates	Local Currency
Flavors & Fragrances	(3.7%)	(0.4%)	(3.3%)	(6.2%)	(1.4%)	(4.8%)
Color	(1.6%)	(1.0%)	(0.6%)	(3.4%)	(2.7%)	(0.7%)
Asia Pacific	(1.6%)	2.1%	(3.7%)	(4.0%)	(0.4%)	(3.6%)
Total Revenue	**(1.8%)**	**(0.4%)**	**(1.4%)**	**(4.6%)**	**(1.8%)**	**(2.8%)**
Operating Income						
Flavors & Fragrances	(36.4%)	0.0%	(36.4%)	(22.3%)	(0.5%)	(21.8%)
Color	(10.3%)	(1.5%)	(8.8%)	(10.7%)	(2.9%)	(7.8%)
Asia Pacific	(0.8%)	5.5%	(6.3%)	(7.1%)	2.9%	(10.0%)
Corporate & Other	1077.8%	(0.1%)	1077.9%	173.4%	(0.1%)	173.5%
Total Operating Income	**(132.0%)**	**0.0%**	**(132.0%)**	**(40.5%)**	**(1.6%)**	**(38.9%)**
Adjusted Operating Income	**(30.6%)**	**0.0%**	**(30.6%)**	**(17.9%)**	**(1.6%)**	**(16.3%)**
Diluted Earnings Per Share	**(151.3%)**	**0.0%**	**(151.3%)**	**(47.6%)**	**(1.4%)**	**(46.2%)**
Adjusted Diluted Earnings Per Share	**(21.5%)**	**0.0%**	**(21.5%)**	**(16.6%)**	**(1.7%)**	**(14.9%)**
Adjusted EBITDA	**(23.3%)**	**(0.1%)**	**(23.2%)**	**(13.9%)**	**(1.1%)**	**(30.7%)**

** Local-currency revenue, operating income, adjusted operating income, diluted EPS, adjusted diluted EPS and adjusted EBITDA are Non-GAAP metrics, please see our GAAP to Non-GAAP Reconciliation at sensient.com.*

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